AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2000
                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NEXTEL PARTNERS, INC.
                              ---------------------
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                        91-1930918
   (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

   4500 CARILLON POINT, KIRKLAND, WA                          98033
   ---------------------------------                          -----
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)
   REGISTRANT'S TELEPHONE NUMBER,
   INCLUDING AREA CODE:                                   (425) 828-1713
                                                          --------------


                         NON-QUALIFIED STOCK OPTION PLAN
                         -------------------------------
                                       AND
               NEXTEL PARTNERS, INC. EMPLOYEE STOCK PURCHASE PLAN
               --------------------------------------------------
                           (FULL TITLES OF THE PLANS)

                                 DONALD MANNING
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               4500 CARILLON POINT
                           KIRKLAND, WASHINGTON 98033
                           --------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (425) 828-1713
                                 --------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED
                                                                      MAXIMUM       PROPOSED MAXIMUM
                                                AMOUNT TO BE       OFFERING PRICE       AGGREGATE            AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED        REGISTERED (1)        PER SHARE       OFFERING PRICE     REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------------------------
CLASS A COMMON STOCK, $0.001 PAR VALUE,
SUBJECT TO OUTSTANDING OPTIONS WITH                    1,702,200         $ 1.67(3)    $     2,842,674              $   750.47
FIXED PRICES UNDER THE NONQUALIFIED                    3,137,400         $ 1.85(3)    $     5,804,190              $ 1,532.31
STOCK OPTION PLAN                                         25,000         $20.00(3)    $       500,000              $   132.00
------------------------------------------------------------------------------------------------------------------------------
CLASS A COMMON STOCK, $0.001 PAR VALUE
PER SHARE, NOT SUBJECT TO OUTSTANDING
OPTIONS OR NOT HAVING FIXED EXERCISE
PRICES UNDER THE:
------------------------------------------------------------------------------------------------------------------------------
      NONQUALIFIED STOCK OPTION PLAN                11,680,754(1)        $24.25(4)    $283,258,284.50              $74,780.19
------------------------------------------------------------------------------------------------------------------------------
      EMPLOYEE STOCK PURCHASE PLAN                   3,000,000(2)        $24.25(4)    $ 72,750,000.00              $19,206.00
------------------------------------------------------------------------------------------------------------------------------
                   TOTAL                              19,545,354                      $365,155,148.50              $96,400.97
------------------------------------------------------------------------------------------------------------------------------


(1) Based on shares subject to outstanding options or reserved for future issuance pursuant to employee benefit plans as of April 12, 2000. Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Together with an indeterminate number of interests in such plan pursuant to Rule 416(c).

(3) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise prices of options granted as of the filing date of this Registration Statement.

(4) Estimated as of April 13, 2000, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for Nextel Partners, Inc. common stock on April 12, 2000, as quoted by the National Association of Securities Dealers Automated Quotation National Market System, which was $24.25 per share.


                                   PAGE 1 OF 8
                     EXHIBIT INDEX IS LOCATED ON PAGE II-6.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this registration statement.

     (a) The Registrant's prospectus filed with the Commission under Rule 424(b) under the Securities Act in connection with Registration Statement No. 333-95473 on Form S-1 filed with the Commission on January 27, 2000, together with any and all amendments thereto, in which there is set forth audited financial statements for Nextel Partner's fiscal years ended December 31, 1998 and 1999 (the "Form S-1 Registration Statement").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the prospectus referred to in (a) above.

     (c) The description of the Registrant's Class A Common Stock contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (Registration No. 000-29633).

     (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the common stock pursuant to the Plans described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant is a Delaware corporation. In its restated certificate of incorporation, the registrant has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     The registrant has also adopted indemnification provisions in its restated certificate of incorporation and bylaws pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

     The registrant has entered into indemnification agreements with each of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.


EXHIBIT NUMBER             EXHIBIT
      5.1                  Opinion of Summit Law Group, P.L.L.C.

      10.1                 1999 Nonqualified Stock Option Plan of Nextel
                           Partners (Incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459)

      10.2                 Nextel Partners, Inc. Employee Stock Purchase Plan (Incorporated by reference to
                           Exhibit 10.45 to the Form S-1 Registration Statement)

      23.1                 Consent of Summit Law Group, P.L.L.C. (See Exhibit 5.1)

      23.2                 Consent of Arthur Andersen LLP, Independent Public Accountants

      24                   Power of Attorney (See page II-5 of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on the 13th day of April, 2000.

                              NEXTEL PARTNERS, INC.

                              By:   /s/ JOHN CHAPPLE
                                 -----------------------------------------
                                 President, Chief Executive Officer and Director (Principal Executive Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John Chapple and John Thompson, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

         SIGNATURE                               TITLE

/s/ JOHN CHAPPLE                        President, Chief Executive Officer and
-------------------------------         Director (Principal Executive Officer)
John Chapple

/s/ JOHN THOMPSON                       Vice President,
-------------------------------         Chief Financial Officer (Principal
John Thompson                           Financial and Accounting Officer)

/s/ TIMOTHY DONAHUE                     Director
-------------------------------
Timothy Donahue

/s/ ANDREW RUSH                         Director
-------------------------------
Andrew Rush

/s/ DENNIS WEIBLING                     Director
-------------------------------
Dennis Weibling

/s/ STEVEN DODGE                        Director
-------------------------------
Steven Dodge

                                  EXHIBIT INDEX
                                  -------------


5.1             Opinion of Summit Law Group, P.L.L.C.

10.1            1999 Nonqualified Stock Option Plan of Nextel
                Partners (Incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-4 declared effective July 30, 1999 (File Number 333-78459).

10.2            Nextel Partners, Inc. Employee Stock Purchase Plan
                (Incorporated by reference to Exhibit 10.45 to the Form S-1 Registration Statement)

23.1            Consent of Summit Law Group, P.L.L.C. (See Exhibit 5.1)

23.2            Consent of Arthur Andersen LLP, Independent Public Accountants

24              Power of Attorney (See page II-5 of this Registration Statement)
